INTERMAGNETICS GENERAL CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Thousands, Except Per Share Amounts)	Exhibit 99.2
	As of November 23, 2003 Historical Intermagnetics	As of December 31, 2003 Historical Invivo	Pro Forma Adjustments		Pro Forma Total

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$99,150	$1,095	$(159,332)	(3)	$7,620
			3,814	(3)
			67,000	(2)
			(1,350)	(2)
			(2,757)	(1)
Short-term Investments	-	8,573			8,573
Trade accounts receivable, net	19,939	17,095			37,034
Costs and estimated earnings in excess of
billings on uncompleted contracts	209	-			209
Inventories	16,420	12,401	484	(3)	29,305
Deferred income taxes	619	2,053			2,672
Prepaid expenses and other	3,343	864	25	(2)	4,232

TOTAL CURRENT ASSETS	139,680	42,081	(92,116)		89,645

Property, plant and equipment, net	28,537	6,802	464	(3), (5)	35,803

INTANGIBLE AND OTHER ASSETS
Goodwill	13,750	12,222	(12,222)	(3)	111,489
			97,739	(3)

Other intangibles, net	6,007	-	28,680	(3)	34,687
Other assets	1,819	279	1,325	(2)	3,423

TOTAL ASSETS	$189,793	$61,384	$23,870		$275,047

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$296	$113			$409
Accounts payable	6,307	4,770			11,077
Accrued expenses and other current liabilities	14,440	6,813	3,814	(3)	25,067
Accrued income taxes	2,145	736	-		2,881

TOTAL CURRENT LIABILITIES	23,188	12,432	3,814		39,434

LONG-TERM DEBT, less current portion	4,233	1,294	67,000	(2)	72,527
DEFERRED INCOME TAXES	1,453	714			2,167

DERIVATIVE LIABILITY	335	-			335
Total Shareholders’ equity	160,584	46,944	(46,944)	(3)	160,584

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$189,793	$61,384	$23,870		$275,047

INTERMAGNETICS GENERAL CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS (Dollars in Thousands, Except Per Share Amounts)	Exhibit 99.2
	Six Months Ended November 23, 2003 Historical Intermagnetics	Six Months Ended December 31, 2003 Historical Invivo	Pro Forma Adjustments		Pro Forma Total

Net sales	$62,163	$33,240	$-		$95,403

Cost of products sold	38,100	16,641	(27)	(6)	54,714

Gross margin	24,063	16,599	27		40,689

Product research and development	5,667	2,130	-		7,797
Selling, general and administrative	10,610	11,702	(37)	(7)	20,925
			(1,350)	(9)
Amortization of intangible assets	921	-	1,142	(8)	2,063

	17,198	13,832	(245)		30,785

Operating income	6,865	2,767	272		9,904
Interest and other income	519	59	(403)	(10)	175
Interest and other expense	(229)	(34)	(1,014)	(11)	(1,422)
			(145)	(2)

Income before income taxes	7,155	2,792	(1,289)		8,658
Provision for income taxes	2,483	822	(455)		2,850

NET INCOME	$4,672	$1,970	$(834)		$5,808

Net Income per Common Share:
Basic	$0.28				$0.35

Diluted	$0.28				$0.34

Weighted average outstanding common shares:
Basic	16,598,222				16,598,222

Diluted	16,961,595				16,961,595

INTERMAGNETICS GENERAL CORPORATION UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS (Dollars in Thousands, Except Per Share Amounts)	Exhibit 99.2
	Fiscal Year Ended May 25, 2003 Historical Intermagnetics	Fiscal Year Ended June 30, 2003 Historical Invivo	Pro Forma Adjustments		Pro Forma Total

Net sales	$147,405	$53,340	$-		$200,745

Cost of products sold	90,018	26,080	484	(4)	116,528
			(54)	(6)

Gross margin	57,387	27,260	(430)		84,217

Product research and development	12,490	3,337	-		15,827
Selling, general and administrative	19,639	19,291	(75)	(7)	36,400
			(2,455)	(9)
Amortization of intangible assets	1,841	-	2,824	(8)	4,665

	33,970	22,628	294		56,892

Operating income	23,417	4,632	(724)		27,325
Interest and other income	1,491	639	(1,436)	(10)	694
Interest and other expense	(493)	(57)	(2,027)	(11)	(2,867)
			(290)	(2)
Loss on available-for-sale securities	(2,108)	-	-		(2,108)
Gain on litigation settlement	537	-	-		537

Income before income taxes	22,844	5,214	(4,477)		23,581
Provision for income taxes	7,927	1,724	(1,580)		8,071

NET INCOME	$14,917	$3,490	$(2,896)		$15,511

Net Income per Common Share:
Basic	$0.90				$0.94

Diluted	$0.88				$0.91

Weighted average outstanding common shares:
Basic	16,519,152				16,519,152

Diluted	17,011,757				17,011,757

INTERMAGNETICS GENERAL CORPORATION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
(Dollars in thousands)

(1)	The following table represents the estimated transaction costs related to the acquisition:

	Intermagnetics	Invivo	Total

Cash paid:
Investment banking fees	$-	$2,007	$2,007
Legal, accounting and other professional fees	1,101	750	1,851
Other transaction costs	3,473	-	3,473

	4,574	2,757	7,331
Accruals:
Estimated remaining legal, accounting and other
professional fees	812	-	812
Estimated remaining other transactions costs	3,002	-	3,002

	$8,388	$2,757	$11,145

The other costs noted above consist primarily of change in control payments to certain senior executives of Invivo, anticipated lease exit costs and various SEC and other corporate filing fees

(2)	Represents the $67.0 million draw on the $100.0 million unsecured credit facility that was obtained to assist in financing the Company’s acquisition of Invivo. The following table represents the costs incurred to obtain this credit facility:

Bank syndication fee and related costs	$1,325
Annual bank administration fee	25

$1,350

The bank syndication fee and related costs will be recorded as a deferred asset and amortized over the life of the debt (five years). Amortization to be included in interest expense is $132,000 and $265,000 for the six months ended November 23, 2003 and the fiscal year ended May 25, 2003, respectively.

In addition, the Company will also recoginize $12,500 and $25,000 of the bank administration fee for the six months ended November 23, 2003 and the fiscal year ended May 25, 2003, respectively.

(3)	Represents purchase accounting adjustments that Intermagnetics recorded when the acquisition was consummated. For purposes of these pro-forma condensed consolidated financial statements, the purchase price premium has been preliminarily allocated to the acquired Invivo Trade name/Trademark, Product Trade names/Trademarks, OEM Relationships, Know-How and Core Technology, Product Technology and Design, Order Backlog, and goodwill pending further study and analysis. We have currently engaged a nationally recognized firm with valuation expertise to assist us in determining the final values of identifiable assets and liabilities, as well as the value of the Invivo Trade name/Trademark, Product Trade Names/Trademarks, OEM Relationships, Know-How and Core Technology, Product Technology and Design, Order Backlog and goodwill. We anticipate having this valuation complete and finalized before the end of our fiscal year ending May 30, 2004.

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which requires non-amortization of goodwill and certain intangible assets that have indefinite useful lives and annual tests of impairment of those assets. This statement also provides specific guidance about how to determine and measure goodwill and intangible asset impairment, and requires additional disclosure of information about goodwill and other intangible assets. The goodwill resulting from Intermagnetics’ acquisition of Invivo is subject to the non-amortization provisions of SFAS 142.

Consideration:
Cash paid:
Outstanding shares of Invivo Corp. (5,948,323 at $22.00/share)		$130,863
Outstanding options of Invivo Corp.		20,081
Intermagnetics estimated transaction costs		8,388

Total consideration and costs		159,332
Less:
Invivo net assets	46,944
Adjustments to Invivo net assets for
purchase accounting
Elimination of existing goodwill	(12,222)
Invivo’s estimated transaction costs	(2,757)
Estimated fair value adjustment to inventory	484
Estimated fair value adjustment to plant, property and equipment	464

Adjusted Invivo net assets		32,913

Excess purchase price over the fair value of the net assets acquired		$126,419

The excess purchase price over the fair value of the net assets acquired has been allocated on a preliminary basis as follows:
Intangible assets:
Trade name/Trademark	11,510
Product trade names/trademarks	1,350
OEM Relationships	5,650
Know-how and core technology	6,660
Product technology and design	2,970
Order backlog	540

Total other intangible assets		28,680
Goodwill		97,739

		$126,419

(4)	Represents the recognition of additional cost of products sold from the fair value adjustment to inventory. The fair value increase was estimated to be about 3.9% of Invivo’s inventory balance and will be fully amortized over a four month period.

(5)	Represents the fair value adjustment to plant, property and equipment which was approximately 6.8% of Invivo’s net book value for plant, property and equipment.

(6)	Represents reduced depreciation from the fair value and useful life adjustment to manufacturing plant, property and equipment. The increase in fair value was more than offset by the increase in the weighted average life of the acquired assets.

(7)	Represents reduced depreciation from the fair value and useful life adjustment to selling, general and administrative property and equipment. The increase in fair value was more than offset by the increase in the remaining weighted average life of the acquired assets.

(8)	Represents estimated amortization expense of the following acquired intangible assets:

Intangible Asset	Estimated Fair Value	Estimated Remaining Economic Life		Monthly Amortization	Amortization for the

					Six Months Ended November 23, 2003	Fiscal Year Ended May 25, 2003

Trade name/Trademark	$11,510	25	years	$38	$230	$460
Product trade names/trademarks	1,350	14	years	8	48	96
OEM Relationships	5,650	12	years	39	234	468
Know-how and core technology	6,660	8	years	70	420	840
Product technology and design	2,970	7	years	35	210	420
Order backlog	540	4	months	135	-	540

	$28,680			$325	$1,142	$2,824

(9)	Represents certain corporate overhead costs incurred by Invivo that would be considered superfluous subsequent to the acquisition.

(10)	Represents reduced interest income on $92.6 million used to fund the acquisition of 100% of the outstanding common shares of Invivo, the transaction costs incurred by both companies and the costs incurred in obtaining the unsecured credit facility. The average rate assumed in the calculation was 1.55% and 0.87% for the fiscal year ended May 25, 2003 and the six months ended November 23, 2003, respectively.

(11)	Represents interest expense from the $67.0 million draw on the Company’s $100.0 million unsecured credit facility. This draw, combined with the Company’s $99.2 million of available cash was used to fund the acquisition of Invivo. The weighted average LIBOR rate used in the calculation was 3.03%, which included the contractual spread. Because the interest rates on our credit facility are variable, they are subject to change. The following table shows the effect on net income if the rates increased or decreased by 0.125%:

		Net Income Impact

		Six Months Ended November 23, 2003	Fiscal Year Ended May 25, 2003

Increase	0.125%	$(15)	$(30)

Decrease	0.125%	$15	$30